SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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         14c-5(d)(2))

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                         GEOTEC THERMAL GENERATORS, INC.
                  (Name of Registrant As Specified in Charter)

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                         GEOTEC THERMAL GENERATORS, INC.
                           1615 SOUTH FEDERAL HIGHWAY
                                    SUITE 101
                            BOCA RATON, FLORIDA 33432


Dear Shareholders:

         We are writing to advise you that Geotec Thermal Generators, Inc. will amend (the "Amendment") its Articles of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 250,000,000 shares and to create a class of "blank check" preferred stock consisting of 10,000,000 shares.

         This action was approved on September 28, 2004 by our Board of Directors. In addition, our management and certain other shareholders who collectively hold a majority in interest of our issued and outstanding common stock approved this action by written consent in lieu of a special meeting of our shareholders on September 28, 2004 in accordance with the relevant sections of the Florida Business Corporations Act.

         The Amendment will not be effective until after we file it with the Secretary of State of Florida. We intend to file the Amendment 20 days after the date this information statement is first mailed to our shareholders.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about October 1, 2004.

         Please feel free to call us at 561-447-7370 should you have any questions on the enclosed information statement. We thank you for your continued interest in Geotec.

                                        For the Board of Directors
                                        of GEOTEC THERMAL
                                        GENERATORS, INC.

                                        By: /s/ W. Richard Lueck
                                            ---------------------
                                            W. Richard Lueck, CEO

September  28, 2004

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                         GEOTEC THERMAL GENERATORS, INC.
                           1615 SOUTH FEDERAL HIGHWAY
                                    SUITE 101
                            BOCA RATON, FLORIDA 33432


                         INFORMATION STATEMENT REGARDING
                       ACTION TAKEN BY WRITTEN CONSENT OF
                              MAJORITY SHAREHOLDERS
                          IN LIEU OF A SPECIAL MEETING

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

         This information statement is being furnished to the shareholders of Geotec Thermal Generators, Inc. to provide you with information and a description of an action taken by our Board of Directors and by the written consent of the holders of a majority in interest of our issued and outstanding common stock. On September 28, 2004, our Board of Directors unanimously approved the following action, subject to authorization by consent of a majority in interest of our shareholders and fulfillment of our statutory obligations:

         TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 50,000,000 SHARES TO 250,000,000 SHARES AND CREATING A CLASS OF "BLANK CHECK" PREFERRED STOCK CONSISTING OF 10,000,000 SHARES.

         The full text of the Amendment is attached to this information statement as Exhibit A. In addition, we have included a copies of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and our quarterly reports on Forms 10-QSB for the quarters ended March 31, 2004 and June 30, 2004 as part of this information statement.

         On September 28, 2004 in accordance with the relevant sections of the Florida Business Corporations Act, Mr. W. Richard Lueck, our CEO, and Messrs. Dan Pepe and Albert Banahene, shareholders in our company, who collectively own approximately 51.8% of our common stock, approved the Amendment by written consent in lieu of a special meeting of our shareholders. Please see "Principal Shareholders" appearing later in this information statement.

         Our ability to take these actions without holding a shareholders' meeting is made possible by Section 607.0704 of the Florida Business Corporations Act which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes with respect to each voting group entitled to vote thereon, were present and voted, may be substituted for such a meeting. In order to eliminate

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the costs involved in holding a special meeting of our shareholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our common stock.

         This information statement is first being mailed on or about October 1, 2004 to shareholders of record. This information statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

         The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                             PRINCIPAL SHAREHOLDERS

         At August 31, 2004, there were 37,456,723 shares of our common stock issued and outstanding. The following table sets forth, as of August 31, 2004, information known to us relating to the beneficial ownership of these shares by:

         - each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;

         -        each director;

         -        each executive officer; and

         -        all executive officers and directors as a group.

         Unless otherwise indicated, the business address of each person listed is in care of 1615 South Federal Highway, Suite 101, Boca Raton, Florida 33432. We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he or she owns and that can be acquired by him within 60 days from August 31, 2004 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him or her, but not those held by any other person and which are exercisable within 60 days of August 31, 2004 have been exercised or converted.

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                                                                % of Outstanding
                                                                Shares
 Name and Address of             Shares of Common Stock         Beneficially
 Beneficial Owners               Beneficially Owned             Owned
 --------------------------      ----------------------         ----------------

 W. Richard Lueck (1)                10,351,992                      27.6%

 All officers and directors
 as a group (one person)             10,351,992                      27.6%

 Daniel and Jodi Pepe (2)             8,932,732                      23.8%

(1) Includes 3,001,992 shares owned by Mr. Lueck and 7,350,000 shares owned by the Honest Tee Control Trust of which W. Richard and Lori J. Lueck are trustees.

(2) Includes 1,582,733 shares owned by Mr. and Mrs. Pepe and 7,350,000 shares owned by ADRP NORM Trust, of which Daniel and Jodi Pepe are trustees. Mr. Pepe served was President and Chairman of our company from 1998 until March, 2004.

                   AMENDMENT TO OUR ARTICLES OF INCORPORATION
                    TO INCREASE THE NUMBER OF OUR AUTHORIZED
                        SHARES OF COMMON STOCK AND CREATE
                    A CLASS OF "BLANK CHECK" PREFERRED STOCK

         Our authorized capital currently consists of 50,000,000 shares of common stock. At August 31, 2004, we had 37,456,723 shares issued and outstanding and we have reserved an additional approximately 1,323,260 shares of our common stock for possible issuances upon the exercise of outstanding options and warrants.

         Pursuant to the Amendment, we will increase the number of authorized shares to 250,000,000 shares and we will create a class of "blank check" preferred stock, par value $.001 per share, consisting of 10,000,000 shares. The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the board of directors of a company. As such, our Board of Directors will be entitled to authorize the creation and issuance of up to 10,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of out Board of Directors with no further authorization by shareholders required for the creation and issuance of the preferred stock. Any preferred stock issued would have priority over the common stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of the common stock.

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         WE ARE NOT PRESENTLY ENGAGED IN ANY REGULAR NEGOTIATIONS, NOR DO WE
HAVE ANY PRESENT PLANS, PROPOSALS OR UNDERSTANDINGS TO ISSUE ANY SHARES OF OUR COMMON STOCK OR PREFERRED STOCK AS PART OF A CAPITAL RAISING TRANSACTION OR OTHERWISE OTHER THAN UPON THE EXERCISE OF PRESENTLY OUTSTANDING OPTIONS AND WARRANTS.

         In August 2004 we terminated our pending acquisition of TelcoEnergy Corporation. While we may pursue a future acquisition of TelcoEnergy Corporation at such time as it obtains suitable financing, any future acquisition would be subject to renewed negotiations and completion of a definitive agreement. There is no commitment or understanding to acquire TelcoEnergy Corporation following an increase in our capitalization. Any future acquisition of TelcoEnergy Corporation will be submitted to our shareholders for approval.

         Although our Board of Directors does not have any current plans to take any action to issue shares of common stock (other than exercise of outstanding options and warrants) or shares of preferred stock, the Board of Directors believes the increase in the number of authorized shares of common stock and the creation of the preferred stock is in the best interests of the company and its shareholders and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, acquisitions of other companies, implementation of employee benefit plans, pursuit of financing opportunities and other valid corporate purposes.

         Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our shareholders, any future issuance of additional shares of common stock could affect our shareholders in a number of respects, including by diluting the voting power of the current holders of our common stock, and by diluting the earnings per share and book value per share of outstanding shares of our common stock at such time. In addition, the issuance of additional shares of common stock or shares of preferred stock that are convertible into common stock could adversely affect the market price of our common stock. Moreover, if we issue securities convertible into common stock or other securities that have rights, preferences and privileges senior to those of our common stock, the holders of our common stock may suffer significant dilution. Our Board of Directors believes that it is in the best interest of Geotec and its shareholders to have additional shares of common stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking shareholder approval (unless required by law). The Board of Directors believe that it is in the best interests of our company and its shareholders to have the flexibility to raise additional capital or to pursue acquisitions to support our business plan, including the ability to authorize and issue preferred stock having terms and conditions satisfactory to investors or to acquisition candidates, including preferred stock which contains some features which could be viewed as having an anti-takeover effect or a potentially adverse effect on the holders of common stock. While we may consider issuing common stock or preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, the company presently has no agreements or understanding with any person to effect any such issuance, and we may never issue any preferred stock. Therefore, the terms of any preferred stock subject to this proposal cannot be stated or predicted with respect to any or all of the securities authorized.

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POTENTIAL ANTI-TAKEOVER EFFECT

         We have no present intention to use the increased authorized common stock or the "blank check" preferred stock for anti-takeover purposes, nor is the Amendment in response to any effort by any person or group to accumulate our stock or to obtain control of Geotec by any means. The Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in our charter or the By-Laws as in effect on the date hereof. However, the issuance of additional shares of common stock or shares of preferred stock could increase the number of shares necessary to acquire control of the Board or to meet the voting requirements imposed by Florida law with respect to a merger or other business combination involving us. Issuance of additional shares unrelated to any takeover attempt could also have these effects. The Board of Directors has no current intent to propose anti-takeover measures in future proxy solicitations.

MANNER OF EFFECTING THE AMENDMENT

         The Amendment will be effected by the filing of the Amendment with the Secretary of the State of Florida. The increase in our authorized common stock and the creation of the "blank check" preferred stock will become effective on the effective date of that filing. We anticipate that we will file the Amendment with the Secretary of State of Florida on or about October 22, 2004, which is 20 days after the date this information statement was first mailed to our shareholders.

APPRAISAL RIGHTS

         No appraisal rights are available under the Florida Business Corporations Act or under our Articles of Incorporation as a result of the Amendment.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

                                        GEOTEC THERMAL GENERATORS, INC.

                                        By: /s/ W. Richard Lueck
                                            ---------------------
                                            W. Richard Lueck, CEO

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                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         GEOTEC THERMAL GENERATORS, INC.

         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the Chief Executive Officer of Geotec Thermal Generators, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida bearing document number P96000009181 does hereby certify:

         The following Amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation being the holders of that number of shares of voting capital stock of the Corporation entitled to vote thereon and having not less than the minimum number of votes necessary to authorize or take such action pursuant to written consent of such shareholders as of the 28th day of September, 2004 in a manner prescribed by the Florida Business Corporation Chapters 607.0704 and 607.1003, Florida Statutes, to be effective upon a filing with the Secretary of State. The number of voting capital stock consenting to the Amendment was sufficient for approval of the Amendment.

         FIRST: Article IV of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:

                                   ARTICLE IV
                                     SHARES

         This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock." The total number of shares of Common Stock which this Corporation is authorized to issue is Two Hundred Fifty Million (250,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

         The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of

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         the State of Florida. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

         IN WITNESS WHEREOF, the undersigned has hereunto subscribed to and executed this Amendment to Articles of Incorporation on October ___, 2004.

                                        GEOTEC THERMAL GENERATOR, INC.

                                        By: /s/ W. Richard Lueck
                                        W. Richard Lueck,
                                        Chief Executive Officer



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